Exhibit 10.38

AGREEMENT

AGREEMENT (“Agreement”), dated as of September 27, 2002, by and between New Plan Excel Realty Trust, Inc., a Maryland corporation (“Company”), and John Roche (“Executive”).

RECITALS

A.            Executive is currently Executive Vice President and Chief Financial Officer of the Company.

B.            The Company and Executive entered into an employment agreement dated as of April 14, 2000 (the “Employment Agreement”).  Pursuant to the terms of the Employment Agreement, the “Effective Date” of the Employment Agreement is May 15, 2000 and the initial term of the “Employment Period” under the Employment Agreement expires on May 15, 2003.

C.            The Company desires to extend the “Employment Period” under the Employment Agreement for a term of three (3) years (i.e., from May 15, 2003 through May 15, 2006) and otherwise on the same terms and conditions as the Employment Agreement.

AGREEMENT

IN CONSIDERATION of the premises and the mutual covenants set forth below, the parties hereby agree to modify the terms of the Employment Agreement as follows:

1.                                       The Employment Period under the Employment Agreement shall expire on May 15, 2006, subject to the extension provisions contained in Paragraph 2 of the Employment Agreement.

2.                                       Except as herein provided, all of the terms and provisions of the Employment Agreement shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

NEW PLAN EXCEL REALTY TRUST, INC., a Maryland corporation

By:	/s/ STEVEN F. SIEGEL
Name: Steven F. Siegel
Title:	Executive Vice President, General Counsel and Secretary

JOHN ROCHE

/s/ JOHN ROCHE